Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-217213 of Five Point Holdings, LLC on Form S-11 of our report dated April 7, 2017 relating to the consolidated financial statements and financial statement schedule of Five Point Holdings, LLC and subsidiaries, appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 24, 2017